UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2013

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 12, 2013, certain parties filed a joint complaint with the Federal Energy Regulatory Commission ("FERC") under Section 206 of the Federal Power Act against the Midcontinent Independent System Operator, Inc. ("MISO") and various MISO transmission owners, including ITC Holdings Corp.’s operating subsidiaries, International Transmission Company ("ITCTransmission"), Michigan Electric Transmission Company, LLC ("METC"), and ITC Midwest LLC (together with ITCTransmission and METC, the "MISO Operating Subsidiaries"). The joint complainants are seeking a FERC order reducing the 12.38% base return on equity used in the MISO transmission owners’ rates, including our MISO Operating Subsidiaries’ formula transmission rates, to 9.15%; instituting a capital structure in which the assumed equity component does not exceed 50%; and eliminating the return on equity adders currently approved for being a member of a regional transmission organization (for ITCTransmission) and for being an independent transmission owner (for ITCTransmission and METC). In the event a refund is required upon resolution of the complaint, the joint complainants are seeking a refund effective date as of the filing date of the complaint.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

November 13, 2013	By:	/s/ Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Senior Vice President and General Counsel